EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 18, 1998, except for Note 16 as to which the date is July 27, 1999, relating to the financial statements, which appears in URS Corporation's Annual Report on Form 10-K for the year ended October 31, 1998. We also consent to the references to us under the heading "Experts" in such Registration Statement.

                                            /s/ PricewaterhouseCoopers, LLP

San Francisco, California
November 16, 1999